UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Executive Summary
During April 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Guess?, Inc. (the “Company”) determined the cash bonus and equity award levels for Paul Marciano, the Company’s Chief Executive Officer and Vice Chairman, Michael Relich, the Company’s Chief Operating Officer, and Sandeep Reddy, the Company’s Chief Financial Officer (together, the “Executives”), with respect to the Company’s fiscal year ended January 31, 2015 (“Fiscal 2015”) and established the compensation framework and related performance measures and award opportunities for the Executives with respect to the Company’s fiscal year ending January 30, 2016 (“Fiscal 2016”).
With respect to Fiscal 2015 (and as described in more detail below):

•	the Executives received no cash bonuses;

•
the performance criterion for Mr. Marciano’s restricted stock unit award granted in Fiscal 2015 that included performance metrics based on the Company’s Fiscal 2015 earnings from operations was not met, resulting in the forfeiture of the entire award;

•
the performance criterion for Mr. Marciano’s restricted stock unit award granted in Fiscal 2015 that included a performance metric based on the Company’s earnings from operations derived from the Company’s licensing segment (“Licensing Earnings”) was met, resulting in the award becoming eligible to vest in accordance with its pre-established service-based vesting schedule; and

•	Messrs. Relich and Reddy each received certain stock option and restricted stock awards.
With respect to Fiscal 2016 (and as described in more detail below):

•
In recent years, the Company’s cash awards for its named executive officers have been determined entirely within the Compensation Committee’s discretion within an applicable maximum amount. For Fiscal 2016, final cash award amounts for the Executives will be determined using specific pre-established earnings from operations goals for Fiscal 2016, set at levels considered by the Compensation Committee to be rigorous, and subject to maximum cash award opportunities determined based on the Company’s cash flow from operations for Fiscal 2016;

•	Mr. Marciano received a restricted stock unit award with vesting subject to both a three-year relative total stockholder return performance requirement and service-based vesting requirements;

•	Mr. Marciano received a restricted stock unit award with vesting subject to both the achievement of a threshold level of Licensing Earnings for Fiscal 2016 and service-based vesting requirements;

•
Equity award opportunities for Messrs. Relich and Reddy were set in a manner consistent with prior years, but with maximum amounts to be determined based on the Company’s cash flow from operations for Fiscal 2016; and

•
Messrs. Relich and Reddy each received increases in their annual base salary levels and in the “threshold,” “target” and “stretch” levels of their cash bonus opportunities for Fiscal 2016. Mr. Marciano’s base salary and bonus levels were not increased.

Executive Compensation Program Results for Fiscal 2015
Fiscal 2015 Cash Awards
On April 2, 2015, the Compensation Committee determined that none of the Executives would receive a cash bonus with respect to Fiscal 2015.
Fiscal 2015 Performance Share and Restricted Stock Unit Awards for Mr. Marciano
In April 2014, the Company granted Mr. Marciano a restricted stock unit award under the Company’s 2004 Equity Incentive Plan, as amended (the “Equity Plan”), consisting of a target number of 159,700 restricted stock units. Between zero and 150% of that target number of restricted stock units would vest based on the Company’s earnings from operations (excluding the impact of certain specified legal, restructuring, acquisition and accounting related matters) for Fiscal 2015, subject to Mr. Marciano’s continued service. On April 2, 2015, the Compensation Committee determined that the Company’s earnings from operations for Fiscal 2015 was below the threshold level established for any portion of this award to vest. Accordingly, Mr. Marciano forfeited all of the restricted stock units subject to this award.
In April 2014, the Company also granted Mr. Marciano an award of 100,000 restricted stock units under the Company’s Equity Plan that would be eligible to vest only if the Company’s Licensing Earnings for Fiscal 2015 exceeded a threshold amount established by the Compensation Committee (the “Licensing Earnings Performance Threshold”). If this threshold goal was met, the award would vest in three equal annual installments at the end of each of fiscal years 2015, 2016 and 2017, subject to Mr. Marciano’s continued service to the Company through the applicable vesting date. On April 2, 2015, the Compensation Committee determined that the Company’s Licensing Earnings for Fiscal 2015 exceeded the Licensing Earnings Performance Threshold and that these restricted stock units would accordingly be eligible to vest on the time-based vesting dates referenced above subject to Mr. Marciano’s continued service.
Fiscal 2015 Equity Awards for Messrs. Relich and Reddy
On April 2, 2015, the Compensation Committee approved stock option and restricted stock awards under the Equity Plan for Messrs. Relich and Reddy with respect to Fiscal 2015. Mr. Relich was granted 12,100 restricted shares and options to purchase 20,700 shares. Mr. Reddy was granted 8,700 restricted shares and options to purchase 17,300 shares. The stock options granted to Messrs. Relich and Reddy were granted with a per-share exercise price that is equal to the closing price of a share of the Company’s common stock on the New York Stock Exchange on the grant date. Both the stock option and restricted stock awards granted to Messrs. Relich and Reddy are scheduled to vest in four equal installments on each of January 5, 2016, January 5, 2017, January 5, 2018 and January 5, 2019.

Executive Compensation Program Decisions for Fiscal 2016
Fiscal 2016 Cash Incentive Opportunities
On May 1, 2015, the Compensation Committee established the Fiscal 2016 annual cash incentive award opportunities for the Executives. The maximum Fiscal 2016 individual cash award opportunities for each Executive will be determined based on the Company’s cash flow from operations (excluding the impact of certain specified legal, restructuring, acquisition and accounting related matters) for Fiscal 2016 or, if lower, a multiple of the executive’s base salary. Each Executive’s cash incentive award will then be determined (within such maximum levels) with reference to specific, pre-established earnings from operations (excluding the impact of certain specified legal, restructuring, acquisition and accounting related matters) levels for the Company for Fiscal 2016. For these purposes, the Compensation Committee established threshold, target and stretch earnings from operations goals for Fiscal 2016 at levels which the Committee considered to be rigorous.
If the Company’s earnings from operations for Fiscal 2016 are at the threshold level, Mr. Marciano’s bonus would be 200% of base salary and the bonuses for Messrs. Relich and Reddy would be at 37.5% of their respective base salary levels. If the Company’s earnings from operations for Fiscal 2016 are at the target level, Mr. Marciano’s bonus would be 400% of base salary and the bonuses for Messrs. Relich and Reddy would be at 75% of their respective base salary levels. If the Company’s earnings from operations for Fiscal 2016 are at the stretch level, Mr. Marciano’s bonus would be 500% of base salary and the bonuses for Messrs. Relich and Reddy would be at 150% percent of their respective base salary levels. Bonus levels will be determined on a straight-line basis for earnings from operations between the stated levels. The Compensation Committee retains the ability to adjust the incentives based on its assessment of such other factors as it deems appropriate, and in all cases subject to the applicable maximum levels.
Fiscal 2016 Restricted Stock Unit and Performance Share Awards for Mr. Marciano
On May 1, 2015, the Compensation Committee approved the grant of two restricted stock unit awards for Mr. Marciano under the Equity Plan. Each of these awards had a grant date fair value (as computed in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures related to service-based vesting conditions) of approximately $3.25 million. Each restricted stock unit subject to these awards represents a contractual right to receive one share of the Company’s common stock if the applicable performance-based and service-based vesting requirements are satisfied.
The first restricted stock unit award, consisting of 175,866 restricted stock units (the “Licensing and Time-Based Award”), will be eligible to vest only if the Company’s Licensing Earnings for Fiscal 2016 exceeds a threshold amount established by the Compensation Committee; provided, however, that if either a “change in control” (as defined in Mr. Marciano’s employment agreement entered into with the Company on July 11, 2013 (the “Marciano Employment Agreement”)) or Mr. Marciano’s death or “disability” (as defined in the Marciano Employment Agreement) occurs before the last day of Fiscal 2016, this performance requirement will be deemed to have been satisfied as of the date of such event. If this threshold goal is met, the Licensing and Time-Based Award will vest in three equal installments on each of January 30, 2016, January 30, 2017 and January 30, 2018, subject to Mr. Marciano’s continued service to the Company through the applicable vesting date.

The second award for Mr. Marciano, consisting of a target number of 183,368 restricted stock units (the “Performance Share Award”), is subject to a relative total stockholder return (“TSR”) vesting requirement over a three-year performance period and is also subject to continued service requirements. Between zero and 150% of the target number of restricted stock units subject to the award will vest based on the Company’s TSR compared to the TSRs for a peer group of companies approved by the Compensation Committee for the three-year performance period consisting of the Company’s 2016, 2017 and 2018 fiscal years in accordance with the following chart:

Company TSR Percentile for the Performance Period	Percentage of Target Number of Units that Will Vest
Below 25th Percentile	0%
25th Percentile	25%
50th Percentile	100%
75th Percentile and Above	150%
The percentage of target restricted stock units that vest will be determined by linear interpolation if the Company’s TSR percentile is between the levels noted above. A dollar-denominated payment cap was also imposed on the award. In all events, the number of restricted stock units subject to the Performance Share Award that vest will not exceed the number of restricted stock units determined by dividing three times the grant date fair value of the award by the closing price of a share of the Company’s common stock on the applicable vesting date.
In general, if Mr. Marciano’s service to the Company terminates for any reason, any restricted stock units subject to the awards that have not previously vested will terminate. If Mr. Marciano’s employment terminates due to a termination by the Company without “cause” (as defined in the Marciano Employment Agreement), by Mr. Marciano for “good reason” (as defined in the Marciano Employment Agreement) or due to his death or disability, any restricted stock units subject to the Licensing and Time-Based Award that became eligible to vest based on Licensing Earnings performance will become fully vested as of the termination date. If Mr. Marciano’s employment terminates due to a termination by the Company without “cause” or by Mr. Marciano for “good reason” and a “change in control” (as such terms are defined in the Marciano Employment Agreement) has not previously occurred, the target number of restricted stock units subject to the Performance Share Award will be pro-rated based on the portion of the performance period that Mr. Marciano was employed by the Company, and such pro-rated target number of units will remain outstanding and eligible to vest at the end of the performance period based on the Company’s relative TSR for the performance period as described above as though Mr. Marciano’s employment had not been terminated. If Mr. Marciano’s employment terminates due to his death or “disability” (as defined in the Marciano Employment Agreement), the Performance Share Award will become vested as to the target number of restricted stock units subject to the award. If there is a change in control of the Company and the awards are not continued following such event or assumed or converted by the successor entity: (1) the outstanding and unvested portion of the Licensing and Time-Based Award will vest; (2) if the change in control occurs during Fiscal 2016, the Performance Share Award will become vested as to the target number of restricted stock units subject to the award; and (3) if the change in control occurs during fiscal 2017 or fiscal 2018, the performance period applicable to the Performance Share Award will be deemed to have ended as of the date of the change in control and the award will become vested based on actual TSR performance for such shortened performance period. If there is a change in control of the Company and the then-outstanding portion of the Performance

Share Award is continued following such event or is assumed or converted by the successor entity: (1) if the change in control occurs during Fiscal 2016, the award will remain outstanding and eligible to vest at the end of the performance period, subject to Mr. Marciano’s continued service, as to the target number of restricted stock units subject to the award; and (2) if the change in control occurs during fiscal 2017 or fiscal 2018, the performance period will be deemed to have ended as of the date of the change in control for purposes of measuring TSR performance, and the award will remain outstanding and eligible to vest at the end of the original three-year performance period, subject to Mr. Marciano’s continued service, as to the number of units determined based on actual TSR performance for such shortened performance period.
Fiscal 2016 Equity Award Opportunities for Messrs. Relich and Reddy
On May 1, 2015, the Compensation Committee established maximum equity incentive opportunities for Fiscal 2016 in the form of stock options and restricted stock for each of Messrs. Relich and Reddy pursuant to a specific formula tied to the Company’s cash flow from operations (excluding the impact of certain specified legal, restructuring, acquisition and accounting related matters) for Fiscal 2016. The maximum individual equity award opportunities for Messrs. Relich and Reddy for Fiscal 2016 are: a maximum stock option award opportunity value equal to the lesser of a specified percentage of Fiscal 2016 cash flow from operations or 20% of their respective base salaries and a maximum restricted stock award opportunity value equal to the lesser of a specified percentage of Fiscal 2016 cash flow from operations or 60% of their respective base salaries.
Increase in Base Salary and Cash Bonus Opportunity Levels for Messrs. Relich and Reddy
On May 1, 2015, the Compensation Committee approved increases in the annual base salary levels of Messrs. Relich and Reddy. Mr. Relich’s annual base salary was increased by $50,000 to $650,000 and Mr. Reddy’s annual base salary level was increased by $75,000 to $525,000. The Compensation Committee also approved increases in the “threshold,” “target” and “stretch” levels of the annual cash bonus opportunities for Messrs. Relich and Reddy (expressed as a percentage of each executive’s new annual base salary levels) to 37.5%, 75% and 150%, respectively, effective commencing with their Fiscal 2016 cash bonus opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2015		GUESS?, INC.

	By:	/s/ Sandeep Reddy
Sandeep Reddy
Chief Financial Officer